UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	74-13391	74-1339132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 15, 2010 (the “Closing Date”), Harbinger Group Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $350.0 million aggregate principal amount of 10.625% senior secured notes due 2015 (the “Notes”). The Notes were sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and are governed by an Indenture dated as of the Closing Date (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The net proceeds of the Offering will be held in a segregated escrow account until the Company has acquired at least 27,756,905 shares of common stock, par value $0.01 per share, of Spectrum Brands Holdings, Inc. (“Spectrum”) pursuant to the terms of the previously announced Contribution and Exchange Agreement, dated as of September 10, 2010, by and among the Company and Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd., as amended on November 5, 2010, and certain other customary conditions have been satisfied (the “Escrow Conditions”). If the Escrow Conditions are not fulfilled by March 31, 2011, the Company will redeem the notes at the issue price of the notes, plus accrued yield and accrued and unpaid interest. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include acquisitions and other investments.

The holders of the Notes will have certain registration rights pursuant to a Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the initial purchasers of the Notes named therein (the “Registration Rights Agreement”).

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on November 15, 2015.

Interest. The Notes accrue interest at a rate of 10.625% per year. Interest on the Notes is paid semi-annually on each of May 15 and November 15, commencing on May 15, 2011.

Issue Price. The issue price of the Notes is 98.587% of par.

Ranking. The Notes are senior secured obligations of the Company that (i) rank senior in right of payment to the Company’s future debt and other obligations that expressly provide for their subordination to the Notes, (ii) rank equally in right of payment with all of the Company’s existing and future unsubordinated debt and (iii) are effectively subordinated to all liabilities of the Company’s non-guarantor subsidiaries.

Collateral. Upon the satisfaction of the Escrow Conditions, the Notes will be secured by a first priority lien on all of the Company’s assets (except for certain “Excluded Property” as defined in the Indenture), including, without limitation:

•	all equity interests of Spectrum owned by the Company and related assets;

•	all cash and investment securities owned by the Company;

•	all general intangibles owned by the Company; and

•	any proceeds thereof (collectively, the “Collateral”).

The Indenture permits the Company, under specified circumstances, to incur additional debt in the future that could equally and ratably share in the Collateral. The amount of such debt is limited by the covenants contained in the Indenture.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Notes.

Optional Redemption. The Company has the option to redeem the Notes prior to May 15, 2013 at a redemption price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after May 15, 2013, the Company may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to November 15, 2013, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 110.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter.

Change of Control. If a change of control occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications. The Company is also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with certain covenants in the Indenture; failure to comply with certain agreements in the Indenture for a period of 60 days following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $25 million; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $25 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

Pursuant to the Registration Rights Agreement, the Company is obligated to cause a registration statement with respect to an offer to exchange the Notes for a new issue of Notes registered under the Securities Act of 1933, as amended, to be declared effective no later than 270 days after the Closing Date, or, under specified circumstances, to file a shelf registration statement with the Securities and Exchange Commission to effect resales of the Notes.

This summary does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Rights Agreement, all of which will be filed as exhibits to the Company’s next periodic report on Form 10-Q or Form 10-K. Interested parties should read these documents in their entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Offering is hereby incorporated by reference into this Item 2.03.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: November 15, 2010	By:	/s/ Francis T. McCarron

		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer